UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 26, 2013

LEUCADIA NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK

(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH,
NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 1, 2013, Jefferies Group, Inc. (“Jefferies”) became a wholly-owned subsidiary of Leucadia National Corporation (“Leucadia”), through a series of transactions (collectively, the “Transactions”) that included, among others, what are referred to as the First Merger and the Second Merger (each, as defined below). Pursuant to the Agreement and Plan of Merger, dated as of November 11, 2012, by and among Jefferies, JSP Holdings, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Jefferies (“New Jefferies”), and Jasper Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of New Jefferies (“Merger Sub One”), at the effective time, Merger Sub One merged into Jefferies (the “First Merger”) and each outstanding share of common stock, par value $0.0001 per share, of Jefferies (the “Jefferies Common Stock”) was automatically converted into and became one share of common stock, par value $0.001 per share, of New Jefferies (“New Jefferies Common Stock”) and each outstanding share of Jefferies 3.25% Series A-1 Cumulative Convertible Preferred Stock (the “Jefferies A-1 Preferred Stock”) was automatically converted into and became one share of New Jefferies Series A Cumulative Convertible Preferred Stock (the “New Jefferies Preferred Stock”). Pursuant to the Agreement and Plan of Merger dated as of November 11, 2012 (the “Second Merger Agreement”), by and among Jefferies, New Jefferies, Merger Sub One, Leucadia, and Limestone Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Leucadia (“Merger Sub Two”), at the effective time, New Jefferies merged into Merger Sub Two (the “Second Merger”) and each issued and outstanding share of New Jefferies converted into the right to receive 0.81 common shares, par value $1.00 per share, of Leucadia (“Leucadia Common Shares”) together with cash (without interest) in lieu of fractional shares and each share of New Jefferies Preferred Stock was automatically converted into the right to receive one Leucadia 3.25% Series A Cumulative Convertible Preferred Share (the “Leucadia Preferred Shares”). After completion of the First Merger and prior to the Second Merger, Jefferies converted to a Delaware limited liability company (the “LLC Conversion”). The First Merger was effective at 12:01 a.m. on March 1, 2013, the LLC Conversion was effective at 12:02 a.m. on March 1, 2013 and the Second Merger was effective at 12:03 a.m. on March 1, 2013.

Item 1.01     Entry into a Material Definitive Agreement.

Prior to the consummation of the Transactions, on February 28, 2013 Leucadia and Jefferies entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”) with The Bank of New York Mellon, as Trustee (the “Trustee”), to the Indenture, dated as of October 26, 2009 (as supplemented by the First Supplemental Indenture, dated as of October 26, 2009, and the Second Supplemental Indenture, dated as of December 19, 2012, the “Indenture”), between Jefferies and the Trustee governing Jefferies’ 3.875% Convertible Senior Debentures due 2029 (the “Convertible Debentures”).

Pursuant to the Third Supplemental Indenture, the Convertible Debentures will be convertible into Leucadia Common Shares at the Exchange Ratio (as defined below), in lieu of Jefferies Common Stock. The Supplemental Indenture provides that, at the effective time of the Second Merger, the right to convert the Convertible Debentures shall be changed into a right to convert each $1,000 principal amount of the Convertible Debentures into 21.7723 Leucadia Common Shares (equivalent to a conversion price of approximately $45.93 per Leucadia Common Share), subject to further adjustment as provided in the Indenture. Leucadia has not otherwise assumed Jefferies’ obligations under the Convertible Debentures and does not guarantee the payment of principal, interest or any premium thereon.

Pursuant to the terms of the Third Indenture and the Supplemental Indenture, holders of the Convertible Debentures may convert the Convertible Debentures at their option at any time beginning on August 1, 2029, and ending at the close of business on the second business day immediately preceding November 1, 2029. In addition, holders may also convert their Convertible Debentures at their option under the following circumstances: (i) during any fiscal quarter if the last reported sale price of Leucadia Common Shares for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price; (ii) during any five business-day period after any ten consecutive trading-day period in which the trading price per Convertible Debenture was less than 95% of the product of the last reported sale price of the Leucadia Common Shares and the conversion rate on such day; (iii) if the Convertible Debentures have been called for redemption; or (iv) upon the occurrence of specified corporate transactions. Upon conversion, holders will receive, at Jefferies’ election, cash, Leucadia Common Shares or a combination thereof.

Pursuant to the terms of the Indenture and the Third Supplemental Indenture, Jefferies may redeem for cash at par some or all of the Convertible Debentures at any time, and from time to time, on or after November 1, 2012 and prior to November 1, 2017 if the last reported sale price of the Leucadia Common Shares for at least 20 trading days in the period of

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30 consecutive trading days ending on the last trading day prior to the date Jefferies provides the notice of redemption is greater than or equal to 130% of the conversion price in effect on each such trading day. On or after November 1, 2017, Jefferies may redeem for cash at par some or all of the Convertible Debentures at its election.

On March 1, 2013, Leucadia and Jefferies entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) with the Trustee to the Indenture governing Jefferies’ Convertible Debentures. The Fourth Supplemental Indenture amends the Indenture to provide for Jefferies Group LLC to assume all the covenants and obligations of Jefferies Group, Inc. under the Convertible Debentures and the Indenture, except for the conversion rights assumed by Leucadia pursuant to the Third Supplemental Indenture.

The description of the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Indenture contained herein does not purport to be complete and is qualified in its entirety by reference to the Third Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto, the Fourth Supplemental Indenture, a copy of which is filed as Exhibit 4.2 hereto and the Indenture which is filed as Exhibit 4.1 to the Jefferies Current Report on Form 8-K filed on October 27, 2009 and Exhibit 4.2 to the Jefferies Current Report on Form 8-K filed on December 20, 2012, which are incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposal of Assets.

Reference is made to the Current Reports on Forms 8-K filed by Leucadia on November 13, 2012 and February 15, 2013 with respect to the strategic combination of Leucadia and Jefferies, and the agreement to issue Jefferies A-1 Preferred Stock to current holders of Jefferies preferred stock prior to the First Merger. Effective on March 1, 2013, Leucadia completed its strategic combination with Jefferies pursuant to the Second Merger Agreement.

Pursuant to the Second Merger Agreement, each share of New Jefferies Common Stock issued and outstanding immediately prior to the effective time of the Second Merger was automatically converted into the right to receive 0.81 Leucadia Common Shares (the “Exchange Ratio”) together with cash (without interest) in lieu of fractional shares and each share of New Jefferies Preferred Stock issued and outstanding immediately prior to the effective time of the Second Merger was automatically converted into the right to receive one Leucadia Preferred Share.

The designations, rights and preferences of the Leucadia Preferred Shares are set forth in a Certificate of Amendment of the Certificate of Incorporation of Leucadia, as filed with the Secretary of State of New York on February 26, 2013. The information regarding the Leucadia Preferred Shares set forth below in Item 5.03 is incorporated herein by reference. The description of the Leucadia Preferred Shares contained herein does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment of the Certificate of Incorporation of Leucadia, which is filed as Exhibit 3.7 hereto and is incorporated herein by reference.

Upon the consummation of the Second Merger, each outstanding award or benefit of New Jefferies common stock was converted at the Exchange Ratio into an equivalent award denominated in Leucadia Common Shares with the same terms (including vesting and performance conditions) as applied pre-conversion. If the conversion of a New Jefferies award would result in a fractional share of Leucadia Common Shares relating to such award, the award is adjusted by rounding down the fractional share to the nearest whole Leucadia Common Share, except that holders of restricted stock will be entitled, as stockholders, to cash in lieu of fractional shares.

In connection with the Second Merger, Leucadia will issue approximately 119,363,225 Leucadia Common Shares in exchange for New Jefferies Common Stock not beneficially owned by Leucadia, and 125,000 Leucadia Preferred Shares, having a liquidation preference of $1,000 per share.

Upon the closing of the Second Merger, the shares of Jefferies Common Stock, which previously traded under the ticker symbol “JEF” on the New York Stock Exchange (the “NYSE”), ceased trading on, and were delisted from, the NYSE.

The information regarding the Convertible Debentures set forth in Item 1.01 above is incorporated herein by reference.

The foregoing description of the First Merger, the First Merger Agreement, the Second Merger and the Second Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the First Merger Agreement, a copy of which is attached as Exhibit 2.2 to Jefferies Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2012 and the Second Merger Agreement, a copy of which is

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attached as Exhibit 2.1 to Jefferies Current Report on Form 8-K filed with the Commission on November 13, 2012, which are incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Convertible Debentures set forth in Item 1.01 above is incorporated herein by reference.

The information regarding the Leucadia Preferred Shares set forth in Item 2.01 above and Item 5.03 below is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information regarding the Leucadia Preferred Shares set forth in Item 2.01 above and Item 5.03 below is incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the completion of the Second Merger, the size of the board of directors of Leucadia (the “Board”) was increased to fourteen members and six individuals, all of whom were members of the board of directors of Jefferies, were appointed as members of the Board (namely, Richard B. Handler, Brian P. Friedman, W. Patrick Campbell, Richard G. Dooley, Robert E. Joyal and Michael T. O’Kane). The Board also reconstituted the membership of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. As reconstituted, the Audit Committee consists of W. Patrick Campbell, Chairman, Jeffery C. Keil, James E. Jordan and Michael T. O’Kane, the Compensation Committee consists of Jesse Clyde Nichols III, Chairman, Richard G. Dooley, Paul M. Dougan, James E. Jordan, Robert E. Joyal and Michael T. O’Kane, and the Nominating and Corporate Governance Committee consists of Jeffrey C. Keil, Alan J. Hirschfield, Robert E. Joyal and Michael T. O’Kane.

Following the completion of the Transactions, Mr. Handler, age 51, was appointed Chief Executive Officer of Leucadia, and remains the Chairman and Chief Executive Officer of Jefferies Group LLC, Mr. Friedman, age 57, was appointed President of Leucadia and remains Chairman of the Executive Committee of Jefferies Group LLC and Michael J. Sharp was appointed Executive Vice President and General Counsel of Leucadia and remains the General Counsel, Secretary and an Executive Vice President of Jefferies Group LLC. Mr. Joseph S. Steinberg, previously President of Leucadia, was appointed Chairman of the Board of Leucadia and remains a full time executive of Leucadia.

As previously disclosed, upon effectiveness of the Second Merger, Mr. Ian M. Cumming retired as Chairman and Chief Executive Officer of Leucadia, as well as from all other positions with Leucadia and its subsidiaries and affiliates, except that Mr. Cumming will continue as a director of Leucadia, and of Leucadia’s affiliate, HomeFed Corporation and its former subsidiary, Crimson Wine Group, Ltd. In connection with his retirement, Mr. Cumming’s employment agreement with the Company terminated. Mr. Cumming will receive the payments described in the Memo of Terms attached as Exhibit 99.2 to Leucadia’s Current Report on Form 8-K filed on November 13, 2012, which is incorporated herein by reference.

Leucadia’s shareholder-approved 2003 Senior Executive Annual Incentive Bonus Plan, as amended (the “Bonus Plan”) provides for an annual incentive bonus to each of Messrs. Cumming and Steinberg in an amount equal to 1.35% of the audited pre-tax earnings of Leucadia and its consolidated subsidiaries, subject to reduction by the Compensation Committee of the Board, in its sole discretion. On February 28, 2013, the Compensation Committee awarded a performance bonus for 2012 under the Bonus Plan of $18,504,950 (the “Cumming 2012 Bonus”) to Ian M. Cumming, for services to Leucadia as Chairman of the Board and Chief Executive Officer during 2012 and a performance bonus for 2012 under the Bonus Plan of $14,678,254 to Joseph S. Steinberg (the “Steinberg 2012 Bonus” and together with the Cumming 2012 Bonus, the “2012 Bonuses”) for services to Leucadia as President during 2012. The Cumming 2012 Bonus equaled the maximum awardable under the Bonus Plan of 1.35% of the audited consolidated pre-tax earnings of Leucadia and its consolidated subsidiaries for the fiscal year ended December 31, 2012, as agreed to by the Board in connection with Mr. Cumming’s retirement. The Steinberg 2012 Bonus was less than the maximum payable under the Bonus Plan, with the Compensation Committee certifying the maximum amount payable under the plan ($18,504,950) but exercising its discretion and reducing the current amount to be paid to Mr. Steinberg to $14,678,254. In doing so, the Compensation Committee determined that it would, at

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an appropriate time in the future, re-consider whether to pay any of the remaining$ 3,826,696 of the 2012 bonus to Mr. Steinberg.

After giving effect to the 2012 Bonuses, the amounts reflected in the Summary Compensation Table contained in Leucadia’s Form 10-K for the fiscal year ended December 31, 2012 (the “2012 Form 10-K”) under the columns “Bonus” and “Total” would have increased by $18,504,950 for Mr. Cumming and by $14,678,254 for Mr. Steinberg. As a result, total compensation as reflected in the Summary Compensation Table for 2012 would have been $29,077,893 for Mr. Cumming and $25,415,120 for Mr. Steinberg.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2013 Leucadia amended its Certificate of Incorporation by filing a Certificate of Amendment to add the designations, rights and preferences of the Leucadia Preferred Shares. The Leucadia Preferred Shares have a liquidation preference of $1,000 per share, are entitled to cumulative dividends at the rate of 3.25% per year, and are convertible at any time at the holder’s option, initially into 32.4231 fully paid and non-assessable Leucadia Common Shares. The conversion rate is subject to adjustment upon the occurrence of certain dilutive events, including the payment of cash dividends in excess of $0.0625 per quarter, and the spinoff of Leucadia’s wine subsidiary, Crimson Wine Group, based upon the trading price of a Leucadia Common Share before and after the spinoff, up to a maximum adjustment of $0.81 per Leucadia Common Share. Leucadia will be obligated to redeem any outstanding Leucadia Preferred Shares on January 15, 2038, and will have the option to redeem the Leucadia Preferred Shares, in whole or in part (if in part, a number of shares equal in an amount to at least 10% of the outstanding Leucadia Preferred Shares) on or after January 15, 2023, at a price of $1,000 per share plus accrued but unpaid dividends. The Leucadia Preferred Shares will be redeemable at the holder’s option upon the occurrence of a “Change of Control Transaction,” a “Fundamental Change,” a “Termination of Trading,” or a “Default Event,” all as defined in the Certificate of Amendment. In addition, if a holder of Leucadia Preferred Shares elects to convert upon the occurrence of a Fundamental Change prior to January 16, 2023, the holder will receive “Transaction Consideration” (as so defined in the Certificate of Amendment) in respect of a specified additional number of Leucadia Common Shares.

On February 28, 2013 Leucadia further amended its Certificate of Incorporation by a Certificate of Amendment to amend the transfer restriction already contained in Leucadia’s certificate of incorporation to restrict the issuance by Leucadia of its capital shares in connection with an acquisition transaction if and to the extent such issuance would result in any person or group of persons becoming a “5% shareholder” of Leucadia and technical clarifications to the definition of “5% shareholder” contained in the transfer restrictions.

The above summary of the amendments to Leucadia’s certificate of incorporation is qualified in its entirety by reference to the Certificate of Amendment of the Certificate of Incorporation of Leucadia filed with the Secretary of State of the State of New York on February 26, 2013, and the Certificate of Amendment of the Certificate of Incorporation of Leucadia filed with the Secretary of State of the State of New York on February 28, 2013, copies of which are attached hereto as Exhibits 3.7 and 3.8, respectively, and are incorporated herein by reference.

In connection with the Second Merger, Leucadia’s Amended and Restated By-Laws were amended and restated as of the effective time of the Second Merger to (i) amend the titles, responsibilities and authorities of Leucadia’s executive officers and (ii) amend the terms of the legend required to be borne on all certificates representing shares of capital stock of the corporation to be consistent with the transfer restrictions required by Leucadia’s Certificate of Incorporation.

The above summary of the amendment to Leucadia’s By-Laws is qualified in its entirety by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.9 and is incorporated herein by reference.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On February 28, 2013, Leucadia held a special meeting of its shareholders in connection with the transactions contemplated by the Second Merger Agreement. The proposals submitted to Leucadia shareholders at the special meeting were as follows:

•	Proposal 1 – the approval of the issuance of Leucadia Common Shares to stockholders of Jefferies to be issued as the merger consideration in connection with the Second Merger as contemplated by the Second Merger Agreement (the “Share Issuance”).
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•	Proposal 2 – the approval of an amendment to the transfer restrictions already contained in Leucadia’s Certificate of Incorporation to prevent any person from becoming a “5% shareholder” or being treated as owning more than 5% of the Leucadia Common Shares for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, as a result of the receipt of Leucadia shares in an acquisition transaction, and technical clarifications to the definition of “5% shareholder” contained in the transfer restrictions (the “Charter Amendment”).

•	Proposal 3 – to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Leucadia’s named executive officers that is based on or otherwise related to the proposed transactions (the “Non-Binding Vote on Compensation”).

•	Proposal 4 – to adjourn the Leucadia special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1 or 2 (the “Adjournment”).

Each proposal is described in detail in Leucadia’s definitive joint proxy statement/prospectus, which was filed with the Commission on January 29, 2013.

As of January 28, 2012, the record date for determining the Leucadia shareholders entitled to vote on matters presented at the special meeting, there were 244,582,588 Leucadia Common Shares entitled to vote at the special meeting.

At the special meeting, holders of 197,717,818 Leucadia Common Shares entitled to vote were represented in person or by proxy, constituting a quorum.

The voting results for each proposal, including the numbers of votes cast for, against or withheld and the number of abstentions, are set forth below. The shareholders voted to approve Proposals 1, 2 and 3. In connection with the special meeting, Leucadia also solicited proxies with respect to the adjournment of the special meeting, in case it was necessary or appropriate, to solicit additional proxies for Proposals 1 or 2. As there were sufficient votes from Leucadia shareholders to approve Proposals 1 and 2, adjournment of the special meeting to solicit additional proxies was unnecessary and the adjournment proposal was not submitted to Leucadia shareholders for approval at the special meeting.

	FOR	AGAINST	ABSTAIN
Proposal 1 – Share Issuance	197,154,569	360,222	203,027
Proposal 2 – Charter Amendment	153,928,286	43,465,086	324,446
Proposal 3 – Non-Binding Vote on Compensation	128,651,245	68,034,989	1,031,584

Item 8.01     Other Events.

On February 28, 2013, Leucadia and Jefferies issued a joint press release announcing the completion of the Second Merger. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

On February 28, 2013, Leucadia issued a press release announcing the declaration of a quarterly cash dividend of $0.0625 per Leucadia Common Share payable on March 28, 2013 to record holders of Leucadia Common Shares on March 18, 2013. A copy of the press release is attached hereto as Exhibit 99.2.

In view of the significant changes to management and the Board resulting from the strategic combination of Leucadia and Jefferies, the 2013 Annual Meeting of Leucadia Shareholders will not be held in May 2013 and instead will be held on July 25, 2013.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of Jefferies, predecessor to Jefferies Group LLC, required by Item 9.01(a) of Form 8-K filed with Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on February 25, 2013, is incorporated herein by reference to Exhibit 99.3 hereto.

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The Report of the Independent Registered Public Accounting Firm, issued by Deloitte & Touche LLP, dated January 28, 2013, relating to the audited financial statements of Jefferies, predecessor to Jefferies Group LLC, filed with Leucadia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on February 25, 2013, is incorporated herein by reference to Exhibit 99.4 hereto.

(b)	Pro Forma Financial Information.

Unaudited pro forma condensed combined financial statements and notes related thereto, relating to the completion of the Second Merger, as of the year ended December 31, 2012 will be filed as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 11, 2012, among Leucadia National Corporation, Limestone Merger Sub, LLC, Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (filed as Exhibit 2.1 to Jefferies Group, Inc.’s Current Report on Form 8-K, filed on November 13, 2012).

2.2	Agreement and Plan of Merger, dated as of November 11, 2012, among Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (filed as Exhibit 2.2 to Jefferies Group, Inc.’s Current Report on Form 8-K, filed on November 13, 2012).

3.1	Restated Certificate of Incorporation (filed as Exhibit 5.1 to Leucadia National Corporation’s Current Report on Form 8-K, dated July 14, 1993).*

3.2	Certificate of Amendment of the Certificate of Incorporation dated as of May 14, 2002 (filed as Exhibit 3.2 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003).*

3.3	Certificate of Amendment of the Certificate of Incorporation dated as of December 23, 2002 (filed as Exhibit 3.2 to Leucadia National Corporation’s Annual report on Form 10-K for the fiscal year ended December 31, 2002).*

3.4	Certificate of Amendment of the Certificate of Incorporation dated as of May 13, 2004 (filed as Exhibit 3.5 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004).*

3.5	Certificate of Amendment of the Certificate of Incorporation dated as of May 17, 2005 (filed as Exhibit 3.6 to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).*

3.6	Certificate of Amendment of the Certificate of Incorporation dated as of May 23, 2007 (filed as Exhibit 4.7 to Leucadia National Corporation’s Registration Statement on Form S-8 (No. 333-143770)).*

3.7	Certificate of Amendment of the Certificate of Incorporation dated as of February 26, 2013.**

3.8	Certificate of Amendment of the Certificate of Incorporation dated as of February 28, 2013.**

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3.9	Amended and Restated By-Laws of Leucadia National Corporation.**

4.1

Third Supplemental Indenture, dated as of February 28, 2013, to the Indenture, dated as of October 26, 2009 (as supplemented by the First Supplemental Indenture, dated as of October 26, 2009, and the Second Supplemental Indenture, dated as of December 19, 2012, each between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee), among Leucadia National Corporation, Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee.**

4.2

Fourth Supplemental Indenture, dated as of February 28, 2013, to the Indenture, dated as of October 26, 2009 (as supplemented by the First Supplemental Indenture, dated as of October 26, 2009 and the Second Supplemental Indenture, dated as of December 19, 2012, each between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee and the Third Supplemental Indenture, dated as of February 28, 2013 among Leucadia National Corporation, Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee), among Leucadia National Corporation, Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee.**

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Jefferies Group, Inc.**

99.1	Press release dated February 28, 2013.**

99.2	Press release dated February 28, 2013.**

99.3	Audited financial statements of Jefferies Group, Inc., predecessor to Jefferies Group, LLC, incorporated herein by reference to Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on February 25, 2013, is incorporated herein by reference.*

99.4	Report of the Independent Registered Public Accounting Firm, issued by Deloitte & Touche LLP, dated January 28, 2013, relating to the audited financial statements of Jefferies, predecessor to Jefferies Group LLC, filed with Leucadia National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on February 25, 2013.*

*Incorporated by reference.

** Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013

LEUCADIA NATIONAL CORPORATION

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President and Chief
Financial Officer